                                                                   Exhibit 21


     SUBSIDIARY                    JURISDICTION OF ORGANIZATION   OTHER NAMES UNDER WHICH
                                                                  SUBSIDIARY DOES BUSINESS
--------------------------------   ----------------------------   --------------------------
American Plasma, Inc.              Texas
--------------------------------   ----------------------------   --------------------------
AVRE, Incorporated                 Nevada
--------------------------------   ----------------------------   --------------------------
BHM Labs, Inc.                     Arkansas
--------------------------------   ----------------------------   --------------------------
Binary Associates, Inc.            Colorado
--------------------------------   ----------------------------   --------------------------
SeraCare Acquisitions, Inc.        Nevada
--------------------------------   ----------------------------   --------------------------
SeraCare Technology, Inc.          Nevada
--------------------------------   ----------------------------   --------------------------
The Western States Group, Inc.     California                     Thera Source International
--------------------------------   ----------------------------   --------------------------
SeraCare Life Sciences             Delaware
--------------------------------   ----------------------------   --------------------------